EXHIBIT 22.1


                                 XILINX, INC.
                          SUBSIDIARIES OF REGISTRANT




                                PLACE OF INCORPORATION
NAME                            OR ORGANIZATION
------------------------------  ----------------------

Xilinx, Ltd.                    United Kingdom

Xilinx, KK                      Japan

Xilinx Development Corporation  California

Xilinx, SARL                    France

Xilinx, GmbH                    Germany

Xilinx AB                       Sweden

Xilinx Holding One, Ltd.        Ireland

Xilinx Holding Two, Ltd.        Ireland

Xilinx Holding Three, Ltd.      Cayman Islands

Xilinx, Ireland ULC             Ireland

NeoCAD, Inc.                    Delaware

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